As filed with the Securities and Exchange Commission on April 30, 2012

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

______________________

STEVIA FIRST CORP.

(Exact name of registrant as specified in its charter)

NEVADA	75-3268988
(State or other jurisdiction of	(I.R.S. Employer
Incorporation or organization)	Identification No.)

5225 Carlson Road

Yuba City, California 95993

(Address of principal executive offices, including zip code)

2012 Stock Incentive Plan

(Full title of the plan)

_______________________________

Robert Brooke
Chief Executive Officer
Stevia First Corp.
5225 Carlson Road

Yuba City, California 95993

(530) 231-7800

(Name, address, and telephone number, including area code, of agent for service)

Copy to:

Steven G. Rowles, Esq.
Jeannette V. Filippone, Esq.
Morrison & Foerster LLP
12531 High Bluff Drive

San Diego, California 92130

(858) 720-5100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]

____________________________

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
2012 Equity Incentive Plan Common Stock, par value $0.001 per share	5,000,000	$0.71	$3,550,000	$406.83

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional securities that may be offered or issued in connection with any stock dividend, stock split, recapitalization or other similar transaction.

(2)

Estimated solely for the purpose of calculating the registration fee.  Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined on the basis of the average of the high and low sale prices of the registrant’s common stock reported on the Over-the-Counter Bulletin Board on April 27, 2012.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

_______________

*

The information called for in Part I of Form S-8 in not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed by the registrant with the Commission are incorporated by reference herein:

a.

The registrant’s Annual Report on Form 10-K, filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), containing audited financial statements for the registrant’s latest fiscal year ended March 31, 2011 and as filed with the Commission on July 14, 2011.

b.

All other reports filed by the registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above.

c.

The description of the registrant’s common stock contained in the registrant’s Registration Statement on Form 8-A filed on November 10, 2009, and including any other amendment or report filed for the purpose of updating such description.

All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.  Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.  Under no circumstances will any information filed under current Items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

The Nevada Revised Statutes provide the registrant with the power to indemnify any of its directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to, the best interests of the registrant. In a criminal action, the director or officer must not have had reasonable cause to believe his/her conduct was unlawful.

Under applicable sections of the Nevada Revised Statutes, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined the officer or director did not meet the standards.

The Bylaws of the registrant include certain indemnification provisions under which the registrant is required to indemnify any of its current or former directors or officers against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment in an active criminal or administrative action or proceeding to which he is or they are made a party by reason of his or her being or having been a director of the Company. In addition, the Articles of Incorporation of the registrant provide that no director or officer of  the registrant shall be personally liable to the registrant or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that these provisions do not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of the law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. In addition, if Section 2115 of the California Corporations Code is applicable to the registrant, certain laws of California relating to the indemnification of directors, officer and others also will govern.

At present, there is no pending litigation or proceeding involving any of our directors or officers regarding which indemnification is sought, nor is the registrant aware of any threatened litigation that may result in claims for indemnification. The registrant also maintains insurance policies that indemnify its directors and officers against various liabilities, including liabilities arising under the Securities Act, that might be incurred by any director or officer in his or her capacity as such. The registrant has not entered into separate indemnification agreements with its directors and officers.

Item 7.

Exemption From Registration Claimed.

Not applicable.

Item 8.

Exhibits.

Exhibit Number	Document
4.1 (1)	Articles of Incorporation of Stevia First Corp.
4.2 (2)	Articles of Merger, effective October 10, 2011
4.3 (2)	Agreement and Plan of Merger, dated September 14, 2011, by and between Stevia First Corp. and Legend Mining Inc.
4.4 (3)	Certificate of Change, effective October 10, 2011
4.5 (1)	Bylaws of Stevia First Corp.
4.6 (4)	Certificate of Amendment of Bylaws of Stevia First Corp.
4.7 (5)	2012 Stock Incentive Plan of Stevia First Corp.
5.1*	Opinion of McDonald Carano Wilson LLP
23.1*	Consent of McDonald Carano Wilson LLP (contained in Exhibit 5.1)
23.2*	Consent of Seale and Beers, CPAs
24.1*	Power of Attorney (contained on signature page)

_______________

*

Filed herewith

(1)

Incorporated by reference to Exhibit 3.1 to the registrant’s Registration Statement on Form S-1 filed with the Commission on August 6, 2008.

(2)

Incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed with the Commission on October 14, 2011.

(3)

Incorporated by reference to Exhibit 3.2 to the registrant’s Current Report on Form 8-K filed with the Commission on October 14, 2011.

(4)

Incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed with the Commission on February 7, 2012.

(5)

Incorporated by reference to Exhibit 10.4 to the registrant’s Current Report on Form 8-K filed with the Commission on February 7, 2012.

Item 9.

Undertakings.

(a)

The undersigned registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Yuba City, State of California, on April 30, 2012.

STEVIA FIRST CORP.

By: /s/ Robert Brooke
Robert Brooke
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Brooke as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ Robert Brooke	Chief Executive Officer and Director (Principal Executive Officer, Principal Financial and Accounting Officer)	April 30, 2012
Robert Brooke

/s/ Avtar Dhillon	Chairman of the Board of Directors	April 30, 2012
Dr. Avtar Dhillon

/s/ Anthony Maida	Director	April 30, 2012
Dr. Anthony Maida, III

EXHIBIT INDEX

Exhibit Number	Document
4.1 (1)	Articles of Incorporation of Stevia First Corp.
4.2 (2)	Articles of Merger, effective October 10, 2011
4.3 (2)	Agreement and Plan of Merger, dated September 14, 2011, by and between Stevia First Corp. and Legend Mining Inc.
4.4 (3)	Certificate of Change, effective October 10, 2011
4.5 (1)	Bylaws of Stevia First Corp.
4.6 (4)	Certificate of Amendment of Bylaws of Stevia First Corp.
4.7 (5)	2012 Stock Incentive Plan of Stevia First Corp.
5.1*	Opinion of McDonald Carano Wilson LLP
23.1*	Consent of McDonald Carano Wilson LLP (contained in Exhibit 5.1)
23.2*	Consent of Seale and Beers, CPAs
24.1*	Power of Attorney (contained on signature page)

_______________

*

Filed herewith

(1)

Incorporated by reference to Exhibit 3.1 to the registrant’s Registration Statement on Form S-1 filed with the Commission on August 6, 2008.

(2)

Incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed with the Commission on October 14, 2011.

(3)

Incorporated by reference to Exhibit 3.2 to the registrant’s Current Report on Form 8-K filed with the Commission on October 14, 2011.

(4)

Incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed with the Commission on February 7, 2012.

(5)

Incorporated by reference to Exhibit 10.4 to the registrant’s Current Report on Form 8-K filed with the Commission on February 7, 2012.